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                                                                      EXHIBIT 24

                               POWER OF ATTORNEY


     Each person whose signature appears below hereby constitutes and appoints GEORGE BOYADJIEFF and RICHARD A. KERTSON, and each of them, with full power of substitution and resubstitution, as his or her true and lawful attorney-in-fact, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-8 of Varco International, Inc. (the "Company") relating to the registration under the Securities Act of 1933, as amended, of 2,000,000 additional shares of the Common Stock of the Company issuable pursuant to the Company's 1990 Stock Option Plan, as amended, and any and all amendments or post-effective amendments to said Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.



/s/ George Boyadjieff                   /s/ Walter B. Reinhold
------------------------                ------------------------
GEORGE BOYADJIEFF                       WALTER B. REINHOLD


/s/ Talton R. Embry                     /s/ Carroll W. Suggs
------------------------                ------------------------
TALTON R. EMBRY                         CARROLL W. SUGGS


/s/ Andre R. Horn                       /s/ Robert A. Teitsworth
------------------------                ------------------------
ANDRE R. HORN                           ROBERT A. TEITSWORTH


/s/ Maurice E. Jacques                  /s/ Eugene R. White
------------------------                ------------------------
MAURICE E. JACQUES                      EUGENE R. WHITE


/s/ Jack W. Knowlton                    /s/ James D. Woods
------------------------                ------------------------
JACK W. KNOWLTON                        JAMES D. WOODS


/s/ Leo J. Pircher
------------------------
LEO J. PIRCHER

Dated:  May 8, 1996